UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2020

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

 (Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Following an adjournment on July 16, 2020, a special meeting of the stockholders of Titan Pharmaceuticals, Inc. (the “Special Meeting”) was reconvened on August 12, 2020 for the sole purpose of seeking approval of a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock (the “Amendment”). In order to allow for additional voting on the Amendment, the Chairman determined, in his discretion, to further adjourn the Special Meeting until Friday, August 31, 2020, at 1:00 p.m. Pacific Standard Time.

The Amendment requires the favorable vote of a majority of our outstanding shares of common stock as of May 22, 2020, the record date for the Special Meeting (the “Record Date”). On the Record Date, there were 95,660,355 shares of common stock outstanding, which requires the affirmative vote of holders of at least 47,830,178 shares to implement the Amendment. As of the close of business on August 11, 2020, approximately 3,422,000 additional favorable votes (less than 3.6% of the Record Date shares) are needed to file the Amendment and effect the authorized share increase.

Approval of the Amendment and the resulting ability to judiciously raise capital is critical to enable us to expand sales of Probuphine® pursuant to our recently announced co-promotion partnership with Indegene, Inc. and fund other product development efforts over the next few years. Our current cash resources are only sufficient to fund our operations into October 2020 and if we fail to obtain approval of the Amendment and raise the operating capital we require, we may need to cease operations. All of our assets, including our intellectual property, have been pledged to secure our outstanding loans and in the event we are unable to meet our obligations or otherwise default under such loans, our assets could be in jeopardy of foreclosure and forfeiture.

The resumed meeting can be attended using the same access information that was used initially for the Special Meeting, the details of which are set forth in the Definitive Proxy Statement we filed with the SEC on May 22, 2020. The fastest and easiest way to vote is to call 866-619-4651 and speak with a proxy voting specialist Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Item 8.01. Other Events

The information set forth above in Item 5.07 is hereby incorporated by reference in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2020	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
		Name:	Sunil Bhonsle
		Title:	Chief Executive Officer